CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated December 28, 1995, in this Registration Statement (Form N-1A 33-38742) of Dreyfus Ohio Municipal Money Market Fund, Inc.


                                             ERNST & YOUNG LLP


New York, New York
March 27, 1996